                                                                     EXHIBIT 12

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                          (Including Interest on Deposits)

    The Corporation's ratios of earnings to fixed charges (including interest on deposits) for the periods indicated were as follows:

                                                 NINE MONTHS ENDED
                                                    SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                 --------------------  -----------------------------------------------------
                                                   1997       1996       1996       1995       1994       1993       1992
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                        (DOLLARS IN THOUSANDS)
Net income.....................................  $   4,032  $   1,814  $   2,830  $   3,968  $   3,859  $   3,282  $   2,304
Extraordinary items, net of tax................     --         --         --         --         --         --         --
Cumulative effect of changes in accounting
  principle....................................     --         --         --         --         --           (125)    --
Income tax expense.............................      1,446        364        703      1,967      2,461      1,902      1,420
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Pretax earnings...............................  $   5,478  $   2,178  $   3,533  $   5,935  $   6,320  $   5,059  $   3,724
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges:
Portion of rental expense which approximates
  the interest factor..........................     --         --         --         --         --         --         --
Interest Expense...............................     28,040     24,240     32,629     30,219     22,159     14,585     13,365
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Total fixed charges...........................  $  28,040  $  24,240  $  32,629  $  30,219  $  22,159  $  14,585  $  13,365
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (for ratio calculation)...............  $  33,518  $  26,418  $  36,162  $  36,154  $  28,479  $  19,644  $  17,089
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.............     1.20 x     1.09 x     1.11 x      1.20x     1.29 x     1.35 x      1.28x
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

    For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense.

                                   1 OF 2

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                          (Excluding Interest on Deposits)

    The Corporation's ratios of earnings to fixed charges (excluding interest on deposits) for the periods indicated were as follows:

                                                  NINE MONTHS ENDED
                                                     SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
                                                  --------------------  -----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                        (DOLLARS IN THOUSANDS)
Net income......................................  $   4,032  $   1,814  $   2,830  $   3,968  $   3,859  $   3,282  $   2,304
Extraordinary items, net of tax.................     --         --         --         --         --         --         --
Cumulative effect of changes in accounting
  principle.....................................     --         --         --         --         --           (125)    --
Income tax expense..............................      1,446        364        703      1,967      2,461      1,902      1,420
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pretax earnings.................................  $   5,478  $   2,178  $   3,533  $   5,935  $   6,320  $   5,059  $   3,724
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Fixed charges:
Portion of rental expense which approximates the
  interest factor...............................     --         --         --         --         --         --         --
Interest on borrowed funds......................     15,829     13,377     18,201     15,498     10,961      6,362      3,085
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total fixed charges.............................  $  15,829  $  13,377  $  18,201  $  15,498  $  10,961  $   6,362  $   3,085
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (for ratio calculation)................  $  21,307  $  15,555  $  21,734  $  21,433  $  17,281  $  11,421  $   6,809
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges..............     1.35 x     1.16 x     1.19 x      1.38x     1.58 x     1.80 x     2.21 x
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

    For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense.

                                   2 OF 2